UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2004

SINOFRESH HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	0-49764 (Commission File Number)	65-1082270 (IRS Employer Identification No.)

516 Paul Morris Drive, Englewood, Florida (Address of principal executive offices)	34223 (Zip Code)

Registrant’s telephone number, including area code: (941) 681-3100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Ex-4.1: Form of Stock Purchase Warrant
Ex-4.2: Registration Rights Agreement
Ex-10.1: Securities Purchase Agreement
Ex-10.2: Form of Convertible Debenture
Ex-10.3: Security Agreement
Ex-10.4: Subsidiary Security Agreement
Ex-10.5: Intellectual Property Security Agreement
Ex-10.6: Subsidiary Intellectual Property Security Agreement
Ex-10.7: Guaranty Agreement
Ex-99.1: Press Release dated December 9, 2004

Section 1.01. Entry into a Material Definitive Agreement

     Effective December 6, 2004, the Company obtained financing in the total amount of $1,830,000 through the sale of 2-year Senior Secured 6% Convertible Debentures (the “Debentures”) to Bushido Capital Master Fund, L.P., Gamma Opportunity Master Fund, L.P., DCOFI Master LDC, Blue Grass Growth Fund, LP, Blue Grass Growth Fund, Ltd., David N. Macrae Trust, Asset Managers International Ltd., Richard Molinski and Christopher C. Moore. To the Company’s knowledge, only the David N. Macrae Trust is a security holder of the Company. The Debentures, which mature 2 years from the date of issuance, are secured by all of the assets of the Company and its operating subsidiary, SinoFresh Corporation (including the Company’s U.S. patents and trademarks); and, the Debentures are convertible at a conversion price of $.55 per share, subject to certain anti-dilution provisions contained in the terms of the Debentures. The Company reserved the right to require conversion of the Debentures at any time after an effective registration statement if the closing bid price of the Company’s stock exceeds 300% of the conversion price then in effect for a period of 20 consecutive trading days. Interest is payable quarterly in arrears in cash; however, the Company may make interest payments with common stock so long as the market price of the common stock at such time is at least 115% of the then effective conversion price.

     In connection with the financing, the Company also issued to the investors 5-year common stock purchase warrants exercisable for a total of 1,663,645 shares of the Company’s common stock, at an exercise price of $.60 per share, subject to certain anti-dilution provisions contained in the terms of the warrants. The warrants have a cashless exercise feature and the exercise price is reduced to $.01 if the Company does not file a registration statement within 30 days of the closing of the debenture financing.

     The investors and the Company entered into registration rights agreements under which the Company is obligated to register for re-sale at least 150% of the shares of common stock issuable upon conversion of the Debentures, and the shares of common stock issuable upon exercise of the warrants. The registration statement must be filed by January 6, 2005 and must be declared effective by the SEC on or before specified time frames, but no later than 135 days from the filing date, otherwise the Company will suffer significant liquidated damages.

     The Company’s subsidiary, SinoFresh Corporation, entered into a guaranty agreement with the investors, guarantying the Company’s performance under the financing documents.

     Until the earlier of two years after the effective date of the registration statement described above, or until all of the common stock underlying the debentures and warrants have been sold, except for certain issuances detailed in the financing documents, if the Company offers or issues its common stock, or derivatives thereof, on more favorable terms than that afforded the Debenture investors without the consent of such investors (a “Subsequent Offering”), then the investors will have the right to modify the terms of their financing arrangements to be the same as any terms of the Subsequent Offering.

     Copies of the financing documents are included as exhibits to this report.

Section 3.02. Unregistered Sales of Equity Securities

     Effective December 6, 2004, the Company sold $1,830,000 in 2-year Senior Secured 6% Convertible Debentures, and issued 1,663,645 common stock purchase warrants, to certain investors, as disclosed under Section 1.01, above, which disclosure is incorporated herein by this reference. In connection with the financing, the Company paid to or on behalf of Bristol Investment Group, Inc. a commission in the amount of $112,850 and 5-year warrants for 320,000 shares of common stock exercisable at $.55 per share. With respect to the offer and sale of such securities, the Company relied upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The investors confirmed in writing to the Company that they are accredited investors and that they were purchasing the securities for investment purposes only. The securities are restricted and the certificates bear a legend accordingly.

Section 7.01. Regulation FD Disclosure

     On December 9, 2004, the Company issued the press release attached hereto as Exhibit 99.1.

Section 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

4.1	Form of Stock Purchase Warrant issued to Debenture investors for a total of 1,663,645 shares of common stock, dated December 6, 2004

4.2	Registration Rights Agreement, dated December 6, 2004, between the Company and Debenture investors

10.1	Securities Purchase Agreement, dated December 6, 2004, between the Company and Debenture investors

10.2	Form of Convertible Debenture issued to investors for a total of $1,830,000, dated December 6, 2004

10.3	Security Agreement, dated December 6, 2004, between the Company, the Debenture investors, and Bushido Capital Partners, L.P. as agent

10.4	Subsidiary Security Agreement dated December 6, 2004, between the Company, the Debenture investors, and Bushido Capital Partners, L.P. as agent

10.5	Intellectual Property Security Agreement, dated December 6, 2004, between the Company, the Debenture investors, and Bushido Capital Partners, L.P. as agent

10.6	Subsidiary Intellectual Property Security Agreement, dated December 6, 2004, between the Company, the Debenture investors, and Bushido Capital Partners, L.P. as agent

10.7	Guaranty Agreement by SinoFresh Corporation, dated December 6, 2004, in favor of the Debenture investors

99.1	Press Release dated December 9, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC. (Registrant)
Date: December 9, 2004	By:	/s/ Charles A. Fust
Charles A. Fust
Chairman and Chief Executive Officer (Signature)*